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                                 BRITESMILE, INC.

                     VOTING AND RIGHT OF CO-SALE AGREEMENT



         This Voting and Right of Co-Sale Agreement (this "Agreement") is made as of the 18th day of January, 2000, by and among BriteSmile, Inc., a Utah corporation ("the Company"), LCO Investments Limited, a Guernsey, Channel Islands corporation (together with any of its affiliates who currently own shares of Common Stock of the Company, "LCO") and Pequot Private Equity Fund II, L.P. ("PPEII"), Pequot Partners Fund, L.P. ("PPF"), and Pequot International Fund, Inc. ("PIF")(PPEII, PPF, and PIF are referred to collectively herein as the "Purchasers").

                                   WITNESSETH

         WHEREAS, the Purchasers have entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") with the Company dated January 12, 2000, pursuant to which each Purchaser is making a significant equity contribution to the Company.

         WHEREAS, the Stock Purchase Agreement grants the right to the Purchasers to collectively nominate one person for election to the Board of Directors of the Company, and the Purchasers seek reasonable assurance that such nominee will be appointed and elected to the Board of Directors after nomination by the Purchasers.

         WHEREAS, LCO owns and has voting power over a substantial number of shares of voting Common Stock, par value $.001 per share, of the Company (the "Stock").

         WHEREAS, the Purchasers wish to enter into this Agreement in connection with the Stock Purchase Agreement for the purpose of setting forth the terms and conditions pursuant to which the Company shall propose a certain designee for election to the Company's Board of Directors at each annual general meeting, and LCO shall vote its shares of the Company's Stock in favor of such designee.

         WHEREAS, the Purchasers and LCO also wish to agree to certain co-sale rights with respect to transfers of their shares of Stock of the Company, as provided in Section 10 below.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and undertakings of the parties, and intending to be legally bound hereby, the parties hereby agree as follows:

         1. Election of Directors and Board Representation. As provided in the Stock Purchase Agreement, following the closing referred to therein and upon delivery of written request by the Purchasers to the Company, the Board of Directors of the Company will appoint a nominee designated by the Purchasers to fill a vacancy on the Board of Directors. At each annual meeting of the stockholders of the Company, or at any meeting of the stockholders of the Company at which members of the Board of Directors of the Company are to be elected, or whenever members of the Board of Directors are to be elected by written

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consent of the  stockholders  (i) upon  request of the  Purchasers,  the Company agrees to nominate for election to the Board of Directors and (ii) LCO agrees to vote and act with respect to all of its shares of voting securities of the Company owned beneficially as of the record date in respect of any such meeting (the "LCO Shares") so as to elect one (1) member as shall be designated, from time to time, by the Purchasers and their Permitted Transferees (as defined in this Section 1) pursuant to the Stock Purchase Agreement, and to remove such member upon the written request of the Purchasers. The rights to designate a director in this Section 1 and Section 3 shall continue so long as the Purchasers and their Permitted Transferees collectively are the beneficial owners of at least Fifty Percent (50%) of the original shares of Stock purchased under the Stock Purchase Agreement (the "Shares"). For clarification, LCO shall not be required by this Section 1 or Section 3 to vote the LCO Shares in a manner that results in two or more designees of the Purchasers serving as members of the Company's Board at the same time. For purposes of this Agreement, "Permitted Transferees" shall mean any Affiliate (as defined in Section 10(f) below) of a Purchaser who receives Shares by way of purchase, transfer or assignment from a Purchaser.

         2. Certain Resignations or Removals. Any party or parties having the right to nominate a director pursuant to Section 1, shall also have the right to request the resignation or removal of the director so nominated and elected. Likewise, in the event that any director does not continue to be entitled to be nominated to be a director pursuant to Section 1 (for example, because the Purchasers no longer wish to nominate such person), the party or parties entitled to nominate a director pursuant to Section 1, shall have the right to request the resignation or removal of the director no longer entitled to be nominated. In either case, if such director shall fail to resign, to the extent a meeting of stockholders is called for the purpose of removing such director, or the stockholders act by written consent, LCO shall vote all of the LCO Shares entitled to vote at such meeting or pursuant to such consents, as the case may be, in favor of removal.

         3. Filling Vacancies. In the event of the death, disability, legal incapacity, resignation or removal of any director, to the extent a special meeting is called for the purpose of electing a replacement director, or the stockholders act by written consent, to fill the vacancy created by such death, disability, legal incapacity, resignation or removal, LCO shall, provided that such director was designated in accordance with Section 1, vote all of the LCO Shares entitled to vote in favor of the election of the replacement director designated in accordance with Section 1.

         4. Covenant to Vote. LCO shall appear in person or by proxy at any annual or special meeting of stockholders for the purpose of obtaining a quorum and shall vote the LCO Shares, either in person or by proxy, at any annual or special meeting of stockholders of the Company called for the purpose of voting on the election of directors or by consensual action of stockholders with respect to the election of directors, in favor of the election of the director nominated in accordance with Sections 1 and 3 hereof. In addition, LCO shall appear in person or proxy at any annual or special meeting of stockholders for the purpose of obtaining a quorum and shall vote the LCO Shares entitled to vote upon any other matter submitted to a vote of the stockholders of the Company in a manner so as to be consistent


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and not in  conflict  with,  and to  implement,  the  terms  of this  Agreement;
provided, however, that nothing herein shall obligate LCO to vote the LCO Shares in favor of any proposal, resolution or other proposed shareholder action endorsed by the director designated by the Purchasers.

         5. No Conflicting Agreements. LCO shall not enter into any agreements or arrangements of any kind with any person with respect to the LCO Shares which would prohibit it from voting the LCO Shares it may own from time to time as provided herein (whether or not such agreements and arrangements are with other stockholders of the Company that are not parties to this Agreement).

         6. Ownership. LCO is the beneficial owner of approximately 12,429,438 LCO Shares with the right to vote each of the LCO Shares. LCO represents and warrants to the Purchasers that (a) it owns the LCO Shares and has not, prior to or on the date of this Agreement, executed or delivered any proxy or entered into any other agreement which would prevent it from voting the LCO Shares as provided herein, and (b) it has full power and capacity to execute and deliver and perform this Agreement on its own behalf, which has been duly executed and delivered by, and evidences the valid and binding obligation of LCO enforceable in accordance with its terms.

         7. Termination. This Agreement shall terminate (i) on the termination of the Purchasers' right to designate a nominee to the Board of Directors of the Company; (ii) by mutual agreement in writing signed by each of the parties hereto; or (iii) on written notice of termination by the Purchasers to the Company and LCO.

         8. Certain Transferees Subject to Agreement. In the event of any transfer of LCO Shares to an affiliate of LCO, the transferee shall hold such LCO Shares so acquired with all the rights conferred by, and subject to all of the restrictions imposed by, this Agreement applicable to the transferor of such LCO Shares. Any transferee of any LCO Shares who is an affiliate of LCO shall, as a condition of the consummation of such transfer, agree to be subject to the terms of this Agreement. Except as provided otherwise in Sections 8 and 10 of this Agreement, nothing in this Agreement shall prevent LCO at any time from selling, transferring or assigning LCO Shares to any person.

         9. Notice of Purchasers' Nominee. Purchasers and their Permitted Transferees, acting collectively and not individually, shall have the rights to elect a director in accordance with Sections 1 and 3 hereof. Any notice to the Company of the Purchasers' and their Permitted Transferees' nominee shall be submitted for and on behalf of all of them. Should the Company receive (i) a nominee notice from one or more but not all Purchasers and their Permitted Transferees; (ii) more than one nominee notices specifying more than one nominee; or (iii) any objection from one or more Purchasers and their Permitted Transferees to any nominee submitted to the Company on behalf of all Purchasers and their Permitted Transferees, then the Company shall promptly notify all Purchasers and their Permitted Transferees of the nature of the nominations/objections received and the Company shall not be obligated to take further action regarding the Purchasers' and their Permitted Transferees'


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rights to elect a director  until the Company  shall  receive a notice signed by all Purchasers and their Permitted Transferees specifying their nominee.

         10.      Right of Co-Sale.

                  a. If any Significant Shareholder, as defined in Section 10(h) herein (the "Transferring Shareholder"), proposes to transfer, sell or assign in a Covered Transaction, as defined in Section 10(e) herein, (collectively, a "Transfer") shares of Stock of the Company (the "Offered Stock") to any person or persons (other than to an Affiliate, as defined in Section 10(f) herein), such Transferring Shareholder shall notify each of the other Significant Shareholders in writing (the "Transfer Notice") of such proposed Transfer and its terms and conditions at least 20 days prior to such transfer. Upon receipt of a Transfer Notice, such other Significant Shareholders may elect to participate in the proposed Transfer by delivering written notice to the Transferring Shareholder within 15 days of the date of receipt of such Transfer Notice stating the number of shares of Stock that such Significant Shareholder desires to sell.

                  b. Each such Significant Shareholder who has elected to participate in the proposed transfer shall have the right (the "Right of Co-Sale") to sell to the proposed transferee(s), as a condition to such Transfer by the Transferring Shareholder, at the same price per share of Stock and on the same terms and conditions as are specified in the Transfer Notice, up to a number of shares of Stock of the Company equal to (its "Pro Rata Share") the product of (x) the number of shares of Offered Stock times (y) the quotient obtained by dividing (i) the number of shares of Stock (on a fully-diluted basis) owned by such Significant Shareholder, by (ii) the number of shares of Stock (on a fully-diluted basis) of the Company owned by all Significant
Shareholders, including the Transferring Shareholder, who have elected to participate in the proposed Transfer, immediately prior to the Transfer of the Offered Stock to the proposed transferee(s). The Transferring Shareholder will be entitled to sell in the proposed Transfer the balance of the Offered Stock proposed to be so sold. If such other Significant Shareholders elect to participate in such Transfer, the Transferring Shareholder shall use his, her or its best efforts to obtain the agreement of the prospective transferee(s) to the participation of such Significant Shareholders in any proposed Transfer and shall not Transfer any shares of the capital stock of the Company to such prospective transferee(s) unless such prospective transferee(s) allow(s) the participation of such Significant Shareholders on the terms specified in the Transfer Notice. Any Significant Shareholder electing to participate in such proposed Transfer shall execute and deliver a definitive purchase agreement with the proposed transferee in substantially the form executed by the Transferring Shareholder. Subject to the foregoing, the Transferring Shareholder may, within 45 days after the expiration of the 15-day period referred to above (provided that such time period may be extended by the number of days required to obtain any necessary regulatory approvals for the Transfer, but not to exceed 135 days in total), transfer the Offered Stock (reduced by the number of shares of Stock with respect to which the other Significant Shareholders have elected to participate, if any) to the transferee(s) identified in the Transfer Notice at a price and on the terms no more favorable to the Transferring Shareholder than specified in the Transfer Notice. However, if such Transfer


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is not consummated  within such 45-day,  or extended  period,  the  Transferring
Shareholder shall not Transfer any shares of the Offered Stock as have not been purchased within such period without again complying with all of the provisions of this Section 10. Notwithstanding the foregoing and irrespective of whether a Transfer Notice has been delivered to other Significant Shareholders, a Transferring Shareholder shall have no obligation to consummate a proposed Transfer, it being understood that any such decision shall be made by the
Transferring   Shareholder  in  its  sole  discretion,   subject  to  the  other
Significant Shareholders' right to participate in any Transfer the Transferring Shareholder elects to consummate, to the extent provided herein.

                  c. Any attempt by a Transferring Shareholder to transfer shares of Stock in violation of this Section 10 shall be void and the Company agrees that it will (a) not effect such a Transfer nor will it treat any alleged transferee as the holder of such shares of Stock, or (b) treat as owner of such Stock, or accord the right to vote or pay dividends to any such transferee to whom Stock may have been so transferred, without the unanimous consent of the other Significant Shareholders.

                  d. If a Transferring Shareholder transfers any Stock in contravention of this Section 10 (a "Prohibited Transfer"), or if the Company has effected such Transfer and is treating the transferee as a Shareholder, the relevant Significant Shareholder may, if it delivers a Put Notice as provided below, require such Transferring Shareholder to purchase from such Significant Shareholder, for cash or such other consideration as the Transferring Shareholder received in the Prohibited Transfer, that number of shares of Stock having a purchase price equal to the aggregate purchase price such Significant Shareholder would have received in the closing of such Prohibited Transfer if such Significant Shareholder had exercised and been able to consummate such Significant Shareholder's Right of Co-Sale with respect thereto (the Significant Shareholder's "Put Right"). A Significant Shareholder may exercise such Significant Shareholder's Put Right by delivery of written notice to the Transferring Shareholder and the Company (a "Put Notice") within the earlier of
(i) ten days after such Significant Shareholder becomes aware of the Prohibited Transfer or (ii) 24 months after the Prohibited Transfer. The closing of such sale to the Transferring Shareholder under such Significant Shareholder's Put Right will occur within seven days after the date of such Significant Shareholder's Put Notice.

                  e. "Covered Transaction" means a sale or series of sales constituting an integrated transaction by a Significant Shareholder of 10% or more of the number of shares of Stock of the Company on a fully-diluted basis owned by such Significant Shareholder on the date hereof; provided, however, that a Covered Transaction shall not include (i) any sale effected pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Act") or pursuant to Rule 144 under the Act, (ii) any transfer by merger or consolidation in a transaction approved by the Company's shareholders at a duly convened shareholders meeting of which all Significant Shareholders were given proper notice, or (iii) any transfer by way of foreclosure or assignment in lieu of foreclosure in connection with any bona fide security interest, provided neither such foreclosure, assignment in lieu thereof or the applicable underlying obligation was incurred or consummated as a device to


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avoid the application of this Agreement.

                  f. An "Affiliate" shall mean, with respect to any person, any person that, directly or indirectly, controls, is controlled by or is under common control with such person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise. Without limiting the foregoing, the ownership by any person of 50% or more of the outstanding voting securities of any other person shall be deemed to be "control" for the purposes of this Agreement.

                  g. Any transfer by a Significant Shareholder of shares of Stock to an Affiliate who is not a party to this Agreement shall be made only pursuant to the terms of this Agreement and on the condition that such person shall become a party to this Agreement, agreeing in writing to be bound by all of its terms. Any Significant Shareholder making a transfer shall promptly notify the Company, and the Company shall promptly notify the other Significant Shareholders, if any, of the name of each transferee and the date of such transfer.

                  h. A "Significant Shareholder" shall mean LCO, PPEII, PPF, or PIF, but only for so long as such person and its Affiliates owns a number of shares of Stock equal to or in excess of 50% of the number of shares of Stock of the Company held by such person and its Affiliates on the date of closing of the Stock Purchase Agreement.

11.               Miscellaneous.

                  a. No Inconsistent Agreements. This Agreement, with regard to the subjects hereof, constitutes the full and entire understanding and agreement between the parties and supersedes any agreement between the parties.

                  b. Successors and Assigns. Except as specifically provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the Affiliate transferees of LCO and the Purchasers and their Permitted Transferees. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                  c. Amendments and Waivers. Any term hereof may be amended or waived only with the written consent of each of the parties.

                  d. Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient on the date of receipt, when delivered personally or by overnight courier or sent by telegram or fax, or sent as certified or registered mail, with


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postage  prepaid,  and  addressed  to the party to be notified  at such  party's address or fax number as set forth on the signature page, or as subsequently modified by written notice.

                  e. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then
(i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and
(iii) the balance of the Agreement shall be enforceable in accordance with its terms.

                  f. Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Utah, without giving effect to principles of conflicts of law.

                  g. Counterparts. This Agreement may be executed in any number of counterparts (and by facsimile), each of which shall be deemed an original and all of which together shall constitute one instrument.

                  h. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.


             [The remainder of the page is intentionally left blank.]


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         IN WITNESS WHEREOF,  the parties named below have signed this Agreement as of the date first above written.


PEQUOT PRIVATE EQUITY FUND II, L.P., a "Purchaser"

         BY:  PEQUOT CAPITAL MANAGEMENT, INC.
         ITS:  INVESTMENT MANAGER



                  By: /S/ David J. Malat
                      ----------------------------------------------------------
                           David J. Malat, CFO
                  Date:    January 18, 2000

PEQUOT PARTNERS FUND, L.P., a "Purchaser"

         BY:  PEQUOT CAPITAL MANAGEMENT, INC.
         ITS:  INVESTMENT MANAGER



                  By:  /s/ David J. Malat
                      ----------------------------------------------------------
                           David J. Malat, CFO
                  Date:    January 18, 2000

PEQUOT INTERNATIONAL FUND, INC., a "Purchaser"

         BY:  PEQUOT CAPITAL MANAGEMENT, INC.
         ITS:  INVESTMENT ADVISOR



                  By: /s/ David J. Malat
                      ----------------------------------------------------------
                           David J. Malat, CFO
                  Date:    January 18, 2000


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





BRITESMILE, INC., the "Company"



                  By:  /s/ Paul A. Boyer
                      ----------------------------------------------------------
                           Paul A. Boyer, CFO
                  Date:    January 18, 2000


LCO INVESTMENTS LIMITED



                  By:  /s/ Anthony M. Pilaro
                      ----------------------------------------------------------
                  Name:   Anthony M. Pilaro
                  Title:  Chairman
                  Date:   January 18, 2000


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